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                                                                       Exhibit 5


                                 PIPER & MARBURY
                                     L.L.P.

                              CHARLES CENTER SOUTH
                             36 SOUTH CHARLES STREET              WASHINGTON
                         BALTIMORE, MARYLAND 21201-3018            NEW YORK
                                  410-539-2530                   PHILADELPHIA
                                FAX: 410-539-0489                   EASTON




                               January 21, 1999

CREDITRUST CORPORATION
7000 Security Boulevard
Baltimore, Maryland  21244

         Re:      Registration Statement on Form S-1
                  ----------------------------------

Gentlemen:

         We have acted as counsel to Creditrust Corporation, a Maryland corporation (the "Company"), in connection with the Company's Registration Statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to 450,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock").

         In this capacity, we have examined the Company's Charter and By-Laws, the proceedings of the Board of Directors of the Company relating to the issuance of the Common Stock and such other documents, instruments and matters of law as we have deemed necessary to the rendering of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.

         Based upon the foregoing, we are of the opinion and advise you that each of the shares of Common Stock described in the Registration Statement has been duly authorized and, upon sale of such Common Stock as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

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CREDITRUST CORPORATION                                    PIPER & MARBURY L.L.P.
January 21, 1999
Page 2

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name as it appears under the caption "Legal Matters." In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                          Very truly yours,

                                          /s/ Piper & Marbury L.L.P.